Exhibit 99.1

 Merrill Lynch Reports Record Net Earnings and Diluted EPS for Third
                     Quarter and Year-to-Date 2006

        Third Quarter Net Earnings of $3.17 Per Diluted Share;

       EPS of $2.00 Excluding Net Merger Gain, up 43% from 2005

         Authorizes an Additional $5 Billion in Stock Buybacks


    NEW YORK--(BUSINESS WIRE)--Oct. 17, 2006--Merrill Lynch (NYSE:MER) today reported record net earnings and earnings per diluted share for both the third quarter and first nine months of 2006, as net revenues increased over the prior-year periods in all three business segments.

    Net earnings for the third quarter of 2006 were $3.0 billion, or $3.17 per diluted share, as total net revenues increased significantly from both the third quarter of 2005 and the second quarter of 2006, to $9.9 billion. The annualized return on common equity for the quarter was 35.3%. Those figures all include significant net benefits from the closing of the merger between Merrill Lynch Investment Managers (MLIM) and BlackRock (NYSE:BLK).

    The net impact from closing the BlackRock merger included a one-time pre-tax gain of $2.0 billion and related non-interest expenses of $202 million, for a total after-tax net benefit of $1.1 billion, or $1.17 per diluted share. Excluding the net benefits from


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the BlackRock merger, third quarter 2006 net earnings were $1.9 billion, and net earnings per diluted share of $2.00 were higher than any previous quarter for Merrill Lynch and up 43% from the 2005 third quarter and up 23% from the 2006 second quarter. Third quarter net earnings and earnings per share included a tax benefit which reduced the effective tax rate. Adjusted to exclude the net benefits from the merger, pre-tax earnings of $2.4 billion were higher than in any previous quarter, up 22% from the prior-year quarter and up 1% from the second quarter of 2006, as net revenues of $7.9 billion increased 19% from the year-ago period and decreased 3% sequentially. On the same basis, the pre-tax profit margin for the 2006 third quarter was 29.8%, up approximately a point from both the prior-year period and the second quarter, and the annualized return on common equity was 22.5%, up 5.3 and 3.9 percentage points, respectively from the year-ago and second quarters, and the highest Merrill Lynch has generated since the first quarter of 2000. Reconciliations of quarterly results to those adjusted to exclude the net impact of the BlackRock merger appear on Attachment III to this release.

    At the end of the third quarter, book value per share was $40.52, up 17% from the end of third quarter of 2005 and 9% from the second quarter of 2006.

    "This was a very good quarter," said Stan O'Neal, chairman and chief executive officer of Merrill Lynch. "All three of our business segments delivered solid year-over-year revenue and earnings growth in a business environment that was more challenging than the first half of the year. We also realized a major strategic milestone at the end of the quarter in the completion of the merger of MLIM with BlackRock, which will enable us to enhance our participation in asset management through our ownership of just under half of a better-positioned company with stronger growth prospects."

    "The BlackRock transaction also resulted in a substantial financial gain for Merrill Lynch and will enable us to more efficiently deploy our capital as we continue to build out our capabilities and pursue growth," Mr. O'Neal said. "We remain focused on making high-quality investments globally in people, infrastructure and capabilities that will enable us to better serve clients and capitalize on the secular growth opportunities we see across our businesses."


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    Net revenues for the first nine months of 2006 were a record $26.0 billion, up 35% from the first nine months of 2005. Year-to-date net earnings were a record $5.2 billion, up 38% from the 2005 period, while earnings per diluted share were a record $5.19, up 38%. Year-to-date pre-tax earnings of $7.1 billion increased 36% from 2005, and the return on average common equity was 19.7%. Those results all include the impact of both the net benefits from the BlackRock merger and the one-time compensation expenses incurred in the first quarter of 2006.

    Adjusted to exclude the impact of both the BlackRock merger and the one-time compensation expenses, year-to-date net earnings were also $5.2 billion, and diluted earnings per share were $5.27, both up 40% from the prior-year period. On the same basis, pre-tax earnings of $7.1 billion increased 36%, as net revenues rose 25% to $24.0 billion; the pre-tax profit margin was 29.4%, up 2.4 percentage points; and the annualized return on average common equity was 20.2%, up 4.5 percentage points. Reconciliations of year-to-date results to those adjusted to exclude the net impact of the BlackRock merger and the one-time compensation expenses appear on Attachment IV to this release.

    Business Segment Review:

    The nine-month comparisons in the following discussion of business segment results exclude the impact of the $1.8 billion, pre-tax, one-time compensation expenses incurred in the first quarter of 2006. These one-time compensation expenses were recorded in the first quarter in the business segments as follows: $1.4 billion in Global Markets and Investment Banking, $281 million in Global Private Client and $109 million in Merrill Lynch Investment Managers. The impact of the closing of the BlackRock merger is reflected in the Corporate segment. A reconciliation of segment results with these amounts appears on Attachment V to this release.

    Global Markets and Investment Banking (GMI)

    GMI generated its highest revenues ever for a fiscal third quarter despite challenging market conditions during much of the period, demonstrating the cumulative benefits of numerous targeted investments for revenue diversification and profitable growth globally.

    -- GMI's third quarter 2006 net revenues were $4.4 billion, up 21% from the year-ago quarter. Compared with the third quarter of 2005, net revenues increased in all three major business lines:


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    --  Fixed Income, Currencies and Commodities (formerly Debt
        Markets) net revenues increased 26%, and were a quarterly record, driven primarily by record results in commodities and an increase from trading credit products, which more than offset declines from principal investing and trading interest rate products.

    -- Equity Markets net revenues increased 26%, driven by increases from private equity, cash equity trading, proprietary trading and equity financing and services.

    -- Investment Banking net revenues, at $783 million, were just above the strong prior-year quarter, as substantially higher merger and acquisition advisory revenues offset decreases from debt and equity origination.

    -- Pre-tax earnings for GMI were $1.5 billion, up 13% from the year-ago quarter, driven by the strong revenue growth. The third quarter 2006 pre-tax profit margin was 33.2%, compared with 35.4% in the prior-year period, due to expenses associated with investments for growth across the business, as well as the absence of a litigation reversal that benefited the prior-year quarter.

    -- On September 5th, Merrill Lynch announced that it had agreed to acquire the First Franklin mortgage origination and servicing businesses from National City Corporation for $1.3 billion.

    -- GMI's year-to-date net revenues of $13.5 billion increased 30% from the first nine months of 2005 and were driven by record revenues in both Global Markets and Investment Banking. Pre-tax earnings were $4.5 billion, up 29% from the prior year period. GMI's year-to-date pre-tax profit margin was 33.5%, compared with 33.8% in the first nine months of 2005.

    Global Private Client (GPC)

    In the third quarter of 2006, GPC generated solid year-on-year revenue growth despite a challenging market environment and more pronounced seasonal factors. This business continued to execute on its strategy of revenue and product diversification, annuitization and growth in Financial Advisor (FA) headcount and productivity.

    -- GPC's third quarter 2006 net revenues were $2.8 billion, up 5% from the year-ago quarter, driven primarily by higher fee-based revenues and net interest profit. Those increases were partially offset by lower transaction and origination revenues, reflecting a more typical seasonal slowdown in client activity than the prior-year period. GPC's third quarter pre-tax earnings of $611 million were up 4% from the year-ago quarter, and the pre-tax profit margin was 21.6%, compared with 21.9% in the prior-year period.

    -- Turnover among Financial Advisors (FAs), particularly top-producing FAs, remained near historical lows. FA headcount reached 15,700 at quarter-end, as GPC continued to employ its disciplined strategy of actively recruiting and training FAs.


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    --  Client assets in products that generate annuitized revenues ended the quarter at $578 billion, up 17% from the end of the 2005 third quarter, and total client assets in GPC accounts were $1.5 trillion, up 11% from the year-ago quarter. Net inflows of client assets into annuitized-revenue products were $7 billion, and total net new money was $14 billion.

    -- For the first nine months of 2006, GPC's net revenues increased 12% to $8.8 billion, driven by growth in nearly every major revenue category. Pre-tax earnings increased 26% to $2.0 billion, demonstrating the operating leverage in this business. GPC's year-to-date pre-tax profit margin was 22.2%, up 2.4 percentage points from 19.8% in the first nine months of 2005.

    Merrill Lynch Investment Managers (MLIM)

    MLIM continued its positive momentum during the period with strong revenue and pre-tax earnings growth and solid net flows.

    -- MLIM's third quarter 2006 net revenues were a record $700 million, up 54% from the 2005 third quarter. The year-over-year increase in net revenues was driven principally by higher long-term asset values, robust net inflows and consolidated investments. Pre-tax earnings were $284 million, up 75% from the 2005 period, driven by the significantly higher net revenues and strong operating leverage that was enhanced by lower spending in certain areas ahead of integration of the BlackRock merger. MLIM's pre-tax profit margin for the quarter was 40.6%, up more than five percentage points from the 2005 period.

    -- Firmwide assets under management just prior to the quarter-end closing of the merger totaled $598 billion, up 14% from a year ago. Net inflows for the quarter were $1 billion, as inflows in the EMEA Pacific and Americas retail channels, driven by equity and liquidity products, were partially offset by outflows in the EMEA Pacific institutional channel.

    -- MLIM's net revenues for the first nine months of 2006 increased 49% over the 2005 period, to $1.9 billion, driven by strong net sales and asset appreciation. Pre-tax earnings were up 82% to $746 million, and the year-to-date pre-tax profit margin was 39.3%.

    -- At the end of the third quarter, Merrill Lynch merged MLIM with BlackRock in exchange for a total of 65 million BlackRock common and preferred shares in the combined company representing an economic interest of just under half. Merrill Lynch will account for its investment in BlackRock under the equity method, and in future periods, Merrill Lynch's share of earnings from this investment, net of both expenses and taxes, will be recorded in revenues on the earnings statement.


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    Compensation Expenses

    Excluding the one-time compensation expenses in the first quarter and the net impact of the BlackRock merger, year-to-date compensation and benefits expenses were 49.0% of net revenues, compared to 49.5% for the prior-year period.

    Non-compensation Expenses

    Non-compensation expenses were $1.8 billion for the third quarter of 2006, up 24% from the third quarter of 2005, and include $58 million in costs associated with the closing of the BlackRock merger. Excluding the net impact of the BlackRock merger, non-compensation expenses as a percentage of net revenues were 22.2% in the 2006 third quarter, in line with the previous comparable periods. Details of the significant changes in non-compensation expenses from the third quarter of 2005 are as follows:

    -- Communication and technology costs were $485 million, up 20% due primarily to costs related to technology investments for growth, and higher market information and communication costs.

    -- Brokerage, clearing, and exchange fees were $268 million, up 41% due primarily to higher transaction volumes.

    -- Occupancy costs and related depreciation were $259 million, up 10% due principally to higher office rental expenses and office space added via acquisitions.

    -- Professional fees were $224 million, an increase of 29% due to higher legal, consulting and other professional fees associated with increased business activity levels.

    -- Advertising and market development costs were $164 million, up 19% due primarily to higher travel expenses associated with increased business activity levels.

    -- Expenses of consolidated investments totaled $142 million, up from $91 million due principally to increased minority interest expenses associated with the related increase in revenues from consolidated investments.

    -- Other expenses were $223 million, up from $192 million, due primarily to higher litigation provisions which reflected the absence of a prior-year reversal in GMI.

    Income Taxes

    Merrill Lynch's effective tax rate was 26.2% for the third quarter, down from 28.9% in the prior-year quarter, due to a reduction in the tax provision arising from carryback claims from the years 2001 and 2002 which were previously disclosed in Merrill Lynch's recent 10-Q filings. This benefit was largely offset by the higher tax rate on the earnings from the closing of the BlackRock merger. The effective tax rate for the first nine months of 2006 was 27.1%, down from 28.4% for the first nine months of 2005.


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    Share Repurchases

    As part of its active management of equity capital, Merrill Lynch repurchased 18.3 million shares of its common stock for $1.3 billion during the third quarter. At quarter end, $1.0 billion of authorized repurchase capacity remained of the $6 billion repurchase program authorized in February 2006. On October 16th, Merrill Lynch's board of directors authorized the repurchase of up to an additional $5 billion of the company's outstanding common shares.

    Staffing

    Merrill Lynch's full-time employees totaled 55,300 at the end of the third quarter of 2006, a net decrease of 700 during the quarter, driven primarily by the closing of the BlackRock merger, in which 2,400 MLIM employees moved over to BlackRock.

    Jeff Edwards, senior vice president and chief financial officer, will host a conference call today at 10:00 a.m. ET to discuss the company's 2006 third quarter results. The conference call can be accessed via a live audio webcast available through the Investor Relations Web site at www.ir.ml.com or by dialing (888) 810-0245 (U.S. callers) or (706) 634-0180 (non-U.S. callers). On-demand replay of the webcast will be available from approximately 1:00 p.m. ET today at the same Web address.

    Merrill Lynch is one of the world's leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.5 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns just under half of BlackRock, one of the world's largest publicly traded investment management companies with approximately $1 trillion in assets under management. For more information on Merrill Lynch, please visit www.ml.com.


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    Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, investment banking pipelines, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch's control, which affect the operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility; actions and initiatives taken by current and potential competitors; general economic conditions; the effect of current, pending and future legislation, regulation, and regulatory actions; and the other additional factors described in the Risk Factors section of Merrill Lynch's Annual Report on Form 10-K for the fiscal year ended December 30, 2005 and also disclosed from time to time in its subsequent reports on Form 10-Q and 8-K, which are available on the Merrill Lynch Investor Relations Web site at www.ir.ml.com and at the SEC's Web site, www.sec.gov.

    Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

    Merrill Lynch may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information will be valuable to investors in gauging the quality of Merrill Lynch's financial performance and identifying trends.


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